                                                                    EXHIBIT 10.3


                      AMENDMENT AND MODIFICATION AGREEMENT


     AMENDMENT AND MODIFICATION AGREEMENT dated as of June 2, 1997 (this "Amendment") by and among STERLING COMMERCE, INC., a Delaware corporation (the "Company"); the direct and indirect subsidiaries of the Company listed on the signature pages hereto (collectively, the "Commerce Subsidiaries"); BANKBOSTON, N.A., formerly known as THE FIRST NATIONAL BANK OF BOSTON, AND BANK ONE, TEXAS, NATIONAL ASSOCIATION (together the "Banks"); and BANKBOSTON, N.A., formerly known as THE FIRST NATIONAL BANK OF BOSTON, AS AGENT (the "Agent") for the Banks, amending certain provisions of the Revolving Credit and Term Loan Agreement dated as of October 1, 1996 (as amended and in effect from time to time, the "Agreement") among the Company, the Banks and the Agent and the other Loan Documents (as defined in the Agreement). Capitalized terms not otherwise defined herein which are defined in the Agreement shall have the respective meanings assigned to such terms in the Agreement.

     WHEREAS, the Company has requested that the Agent and the Banks amend certain provisions of the Agreement; and

     WHEREAS, upon the terms and subject to the conditions contained herein, the Agent and the Banks are willing to amend such provisions of the Agreement and provide such consent;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Agreement, the other Loan Documents and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1.     AMENDMENT OF TITLE PAGE AND PREAMBLE.  The title page and the
               ------------------------------------
preamble of the Agreement are hereby amended by deleting the text "THE FIRST NATIONAL BANK OF BOSTON" in each place in which it appears and substituting in lieu thereof the following text: "BANKBOSTON, N.A., formerly known as THE FIRST NATIONAL BANK OF BOSTON".

     (S)2.     AMENDMENT OF (S)1.1 OF THE AGREEMENT.  Section 1.1 of the
               ------------------------------------
Agreement is hereby amended by:

               (a) deleting the definition of "Balance Sheet Date" in its entirety and substituting in lieu thereof the following new definition:

                    "Balance Sheet Date. September 30, 1996."
                     ------------------

               (b) deleting the definitions of "Capital Assets" and "Capital Expenditures" in its entirety.

               (c) inserting, in the place required by alphabetical order, the following new definition:

                    "Cash and Cash Equivalents.  Cash and cash equivalents, as
                     -------------------------
     defined by and determined in accordance with generally accepted accounting principles."

               (d) deleting the definition of "Consolidated Current Assets" in its entirety and substituting in lieu thereof the following new definition:

                    "Consolidated Current Assets.  All assets of the Company and
                     ---------------------------
     its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly treated as current assets."

               (e) deleting the definition of "Consolidated Earnings Before Interest and Taxes" in its entirety and inserting in lieu thereof the following new definition:

                    "Consolidated Earnings Before Interest and Taxes.  For any
                     -----------------------------------------------
     particular fiscal period, the consolidated income (or loss) of the Company and its Subsidiaries before restructuring charges, extraordinary items and other non-operating acquisition-related charges, non-cash research and development write-offs, interest expense and income taxes, determined in accordance with generally accepted accounting principles."

               (f) inserting in the place required by alphabetical order, the following new definition:

                    "Consolidated Earnings Before Interest, Taxes, Depreciation
                     ----------------------------------------------------------
     and Amortization.  For any particular fiscal period, the consolidated
     ----------------
     income (or loss) of the Company and its Subsidiaries before restructuring charges, extraordinary items and other non-operating acquisition-related charges, interest expenses, income taxes, non-cash research and development write-offs, depreciation and amortization, determined in accordance with generally accepted accounting principles."

               (g) deleting the definitions of "Consolidated Net Worth", "Consolidated Operating Income", "Consolidated Tangible Net Worth" and "Conversion Date" in their entirety.

               (h) deleting the definition of "Distribution" in its entirety and substituting in lieu thereof the following new definition:

                    "Distribution.  The declaration or payment of any dividend
                     ------------
               on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; or the repurchase, redemption or other retirement of any class of capital stock, or of any rights or options to acquire any class of capital stock, of any Person, directly or indirectly, through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Person."

               (i) inserting in the place required by alphabetical order the following new definition:

                    "Environmental Governmental Rule.  Any judgment, decree,
                     -------------------------------
     order, law, license, rule or regulation pertaining to environmental matters, including those arising under any Environmental Law."

               (j) inserting in the place required by alphabetical order the following new definition:

                    "FNBB.  BankBoston, N.A., formerly known as The First
                     ----
     National Bank of Boston, a national banking association, in its individual capacity."

               (k) deleting the definition of "Hazardous Substances" in its entirety and substituting in lieu thereof the following new definition.

                    "Hazardous Substances.  Any hazardous waste, as defined by
                     --------------------
     42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C.
     (S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.
     (S)9601(33) and any other toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws."

               (l) (i) inserting the word "and" at the end of subparagraph (d) of the definition of "Interest Period"; (ii) deleting the text ";and" at the end of subparagraph (e) of the definition of Interest Period and substituting in lieu thereof a period ("."); and (iii) deleting subparagraph (f) of the definition of "Interest Period" thereof in its entirety.

               (m) inserting, in the places required by alphabetical order, the following new definitions:

                    "Marketable Securities.  Marketable securities, as defined
                     ---------------------
     by and determined in accordance with generally accepted accounting principles."

                    "Material Foreign Subsidiary.  Any Subsidiary of the Company
                     ---------------------------
     or any of its Subsidiaries which (a)(i) is organized under the laws of a jurisdiction located outside the United States or (ii) has its principal place of business outside of the United States and (b)(i) is engaged in business of any kind or nature, (ii) has a net worth in excess of $5,000,000 or (iii) has issued any capital stock to any Person other than
     (A) the Company or a Subsidiary of the Company, (B) de minimis directors'
                                                         ----------
     qualifying shares, (C) as required by law or (D) employees of such Subsidiary in connection with stock option plans of such Subsidiary."

               (n) deleting the definition of "Operating Cash Flow" in its entirety.

               (o) inserting in the places required by alphabetical order the following new definitions:

                    "Potentially Responsible Party.  A potentially responsible
                     -----------------------------
     party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B."

                    "Proceeding.  A claim, action, cause of action, complaint or
                     ----------
     legal or administrative proceeding, in each case, contingent or otherwise."

                    "Rights.  Rights issued in respect of each share of the
                     ------
     Company's common stock, par value $0.10 per share, by the Company pursuant to the Rights Agreement."

                    "Rights Agreement.  The Rights Agreement dated as of
                     ----------------
     December 13, 1996 between the Company and The First National Bank of Boston (now BankBoston, N.A.), as Rights Agent, as in effect on December 13, 1996."

                    "Total Revenues.  For any fiscal period, the total gross
                     --------------
     revenues of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles."

               (p)  deleting the definition of "Repayment Date" in its entirety.

     (S)3.     AMENDMENT OF (S)1.2 OF THE AGREEMENT.  Section 1.2 of the
               ------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)1.2 is hereby substituted in lieu thereof:

                    "(S)1.2.  ACCOUNTING TERMS AND DETERMINATIONS.  Unless
                              -----------------------------------
     otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries; provided, however, that if any change in generally accepted
                   --------  -------
     accounting principles occurring after the Balance Sheet Date in itself materially affects the calculation or definition of Capitalized Computer Software Costs, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Earnings Before Interest and Taxes, Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization, Consolidated Net Income, Consolidated Total Assets, Consolidated Total Liabilities, Interest Charges or Total Revenues, the Company may, by notice to the Agent, or the Agent (on its own or at the request of the Majority Banks) may by notice to the Company, require that Capitalized Computer Software Costs, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Earnings Before Interest and Taxes, Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization, Consolidated Net Income, Consolidated Total Assets, Consolidated Total Liabilities, Interest Charges and Total Revenues, as the case may be, thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by the Company immediately before such change in generally accepted accounting principles occurs. If such notice is given, the Compliance Certificate delivered pursuant to (S)8.4(c) hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

     (S)4.     AMENDMENT OF REFERENCES TO "CONVERSION DATE" WITHIN THE
               -------------------------------------------------------
AGREEMENT.  Each reference to the term "Conversion Date" contained in (S)(S)2.1
---------
and 2.10 is hereby deleted and the term "Final Maturity" is hereby substituted in lieu thereof.

     (S)5.     AMENDMENT OF (S)2.4(B) OF THE AGREEMENT.  Section 2.4(b) of the
               ---------------------------------------
Agreement is hereby deleted in it entirety, and the following new (S)2.4(b) is hereby substituted in lieu thereof:

               "(c) Each Eurodollar Rate Loan shall bear interest for the period commending with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one-half of one percent (1/2%) per annum above the Eurodollar Rate determined for such Interest Period".

     (S)6.     AMENDMENT OF (S)2.5 OF THE AGREEMENT.  Section 2.5 of the
               ------------------------------------
Agreement is hereby amended by deleting the text "four percent (4%)" in the fourth line thereof, after the text "on demand at a rate per annum equal to" and before the text "above the Base Rate" and substituting in lieu thereof the text "two percent (2%)".

     (S)7.     AMENDMENT OF (S)2.9 OF THE AGREEMENT.  Section 2.9 of the
               ------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)2.9 is hereby substituted in lieu thereof:

               "(S)2.9.  MATURITY OF THE LOANS.  The Company promises to pay on
                         ---------------------
     the Final Maturity, and there shall become absolutely due and payable on the Final Maturity, all of the Loans Outstanding on such date, together with any and all unpaid interest thereon."

     (S)8.     AMENDMENT OF (S)2.11 OF THE AGREEMENT.  Section 2.11 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting from clause (i) thereof the text ", if made after the Conversion Date, shall be applied to the then maturing installments or installments of principal of the Notes in the inverse order of maturity and, whether made before or after the Conversion Date,".

               (b) deleting clause (iv) thereof in its entirety and substituting in lieu thereof the following new clause (iv): "(iv) amounts so prepaid prior to the Final Maturity may be reborrowed hereunder until the Final Maturity."

     (S)9.     AMENDMENT OF (S)2.12 OF THE AGREEMENT.  Section 2.12 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "three-eighths of one percent" from the third and fourth lines thereof and substituting therefor the text "one-fifth of one percent (1/5%)".

               (b) deleting the text "day immediately preceding the Conversion Date" from the fifth and sixth lines thereof and substituting in lieu thereof the text "Final Maturity".

               (c) deleting the text "Conversion Date" from the final line thereof and substituting in lieu thereof the text "Final Maturity".

     (S)10.    AMENDMENT OF (S)2A.1 OF THE AGREEMENT.  Section 2A.1 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "by the Company" from the second line of subparagraph (a) thereof, after the text "terms and conditions hereof and the execution and delivery" and before the text "of a".

               (b) deleting the text "Conversion Date" from the eighth line of subparagraph (a) thereof and substituting in lieu thereof the text "Final Maturity".

               (c) deleting the dollar amount "$5,000,000" from the thirteenth line of subparagraph (a) thereof and substituting in lieu thereof the text "the Total Commitment".

               (d) deleting the text "Conversion Date" from the seventh line of subparagraph (c) thereof and substituting in lieu thereof the text "Final Maturity".

     (S)11.    AMENDMENT OF (S)2A.2 OF THE AGREEMENT.  Section 2A.2 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting subparagraph (a) thereof in its entirety and substituting in lieu thereof the following text:

                    "(a)  except as otherwise expressly provided in (S)2A.2(b)
               and (c), within one (1) Business Day following each date that any draft presented under such Letter of Credit is honored by the Agent and the Agent has provided to the Company notice pursuant to (S)2A.3, or within one (1) Business Day following any date on which the Agent notifies the Company that it has otherwise made a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit; provided, that if such
                                                          --------
               reimbursement or payment is not otherwise made by the Company within one (1) Business Day following the honoring of any draft hereunder by the Agent, (x) subject to the Company's compliance with the conditions precedent set forth in (S)6 (to the extent applicable) and (S)7 hereof and so long as the sum of the aggregate amount payable by the Company pursuant to clauses (i) and (ii) above plus the maximum aggregate principal amount of the
                              ----
               Loans Outstanding (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid
               ----

               Reimbursement Obligations does not exceed the Total Commitment, then the aggregate amount payable by the Company pursuant to clauses (i) and (ii) above shall be deemed, at any time prior to the Final Maturity and for all purposes of this Agreement, a Base Rate Loan made by the Banks to the Company on the date the Agent honored the relevant draft; and (y) in the event that no such Base Rate Loan can be made because the sum of the amount of such Loan plus the maximum aggregate principal amount of the Loans
                    ----
               Outstanding (after giving effect to all amounts requested) plus
                                                                          ----
               the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment or because the Company has not complied or is unable to comply with the conditions precedent set forth in (S)6 (to the extent applicable) and (S)7 hereof, the Company hereby authorizes the Agent to debit its Account No. 53279529 maintained with the Agent for the amount of such reimbursement or payment; and".

                    (b) deleting the text "or at the Conversion Date," in the sixth and seventh lines of subparagraph (b) thereof and substituting in lieu thereof a comma (",").

                    (c) deleting the word "Each" at the end of the last paragraph thereof and substituting in lieu thereof the following text: "Unless funded by a Base Rate Loan or a debit of Account No. 53279529 pursuant to (S)2A.2(a) hereof, each".


     (S)12.    AMENDMENT OF (S)2A.6 OF THE AGREEMENT.  Section 2A.6 of the
               -------------------------------------
Agreement is hereby amended by deleting the text "three quarters of one percent (3/4%)" in the fifth line thereof and substituting in lieu thereof the text "one-half of one percent (1/2%)".

     (S)13.    AMENDMENT OF (S)3.3 OF THE AGREEMENT.  Section 3.3 of the
               ------------------------------------
Agreement is hereby amended by deleting the period (".") at the end thereof and substituting in lieu thereof the following text:

               "; provided, however, that if such Bank or, as the case may be,
                  --------  -------
     the Agent shall fail to notify the Company or make demand within one hundred twenty (120) days following the occurrence of any such event, such Bank, or, as the case may be, the Agent shall not be entitled to claim any additional amounts pursuant to this (S)3.3 for any period ending on a date which is prior to one hundred twenty (120) days before such notification or demand."

     (S)14.    AMENDMENT OF (S)3.4 OF THE AGREEMENT.  Section 3.4 of the
               ------------------------------------
Agreement is hereby amended by inserting a new paragraph at the end thereof with the following text:

               "In the event that the Agent or any Bank shall fail to notify the Company of such losses, costs or expenses within one hundred twenty (120) days following the incurrence of any thereof, the Agent or, as the case may be, such Bank shall not be entitled to claim any additional amounts pursuant to this (S)3.4 for any period ending on a date which is prior to one hundred twenty (120) days before such notification."

     (S)15.    AMENDMENT OF (S)3.5 OF THE AGREEMENT.  Section 3.5 of the
               ------------------------------------
Agreement is hereby amended by adding, at the end thereof, the following text:

               "Notwithstanding anything to the contrary contained in this
     (S)3.5, in the event that the Agent or any Bank shall fail to notify the Company of any such costs of increased capital requirements within one hundred twenty (120) days following the Agent's or such Bank's determination thereof, the Agent or, as the case may be, such Bank shall not be entitled to claim any additional amounts pursuant to this (S)3.5 for any period ending on a date which is prior to one hundred twenty (120) days before such notification.

     (S)16.    AMENDMENT OF (S)5.1 OF THE AGREEMENT.  Section 5.1 of the
               ------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "Commerce Companies" from subparagraph (a) thereof and inserting in lieu thereof the text "Company and the Commerce Subsidiaries".

               (b) deleting subparagraph (b) thereof in its entirety and substituting in lieu thereof the following new subparagraph (b):

                    "(b)  Foreign Qualification.  Each of the Company and the
                          ---------------------
               Commerce Subsidiaries is qualified and in good standing as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, make such qualification necessary, except where (i) such failure to qualify would not have a material adverse effect on the Company or such Commerce Subsidiary or on the enforceability against the Company or such Commerce Subsidiary of any of the Loan Documents or (ii)
               (A) such Commerce Subsidiary is a Subsidiary which was acquired pursuant to (S)9.5 within thirty (30) days prior to the date on and as of which this representation and warranty is being made or repeated and (B) the

               Company and such Subsidiary are using all reasonable efforts to obtain the appropriate license, admission or qualification."

               (c) deleting the text "Commerce Companies" from subparagraph (c) thereof and inserting in lieu thereof the text "Company and the Commerce Subsidiaries".

      (S)17.    AMENDMENT OF (S)5.2 OF THE AGREEMENT.  Section 5.2 of the
               ------------------------------------
Agreement is hereby deleted in it entirety, and the following new (S)5.2 is hereby substituted in lieu thereof.

                    "(S)5.2.  SUBSIDIARIES.  Schedule 5.2 contains a complete
                              -------------- ------------
list of all Subsidiaries of the Company and sets forth the authorized capital of all classes of the capital stock of each Commerce Subsidiary on the date hereof, together with the ownership on the date hereof of all of the issued and outstanding shares of each such class. Other than Subsidiaries of the Commerce Companies organized under the laws of jurisdictions located outside the United States, none of the Commerce Companies has any Subsidiaries which are not Commerce Subsidiaries or Non-Guarantor Subsidiaries."

      (S)18.    AMENDMENT OF (S)5.3 OF THE AGREEMENT.  Section 5.3 of the
               ------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)5.3 is hereby substituted in lieu thereof:

     "(S)5.3.  CORPORATE AUTHORITY, ETC.  The execution and delivery by each of
               --------- ---------  ---
the Company and the Commerce Subsidiaries of each of the Loan Documents to which it is or is to become a party, the performance by each of the Company and the Commerce Subsidiaries of all of its agreements and obligations under each of such documents, and the transactions contemplated hereby and thereby, including the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized as of the date hereof (except that in the case of a Subsidiary acquired pursuant to (S)9.5, such execution, delivery and authorization shall have been completed no later than the later to occur of (a) the date of such acquisition, and (b) fifteen (15) Business Days following receipt by the Company or such Subsidiary of forms of the Loan Documents, or amendments thereto, as appropriate, to which such Subsidiary is to become a party in order to become a Commerce Subsidiary), by all necessary corporate action on the part of each of the Company and the Commerce Subsidiaries and its respective shareholders and are within the corporate authority of such Person, and do not and will not (i) contravene or conflict with any provision of its charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of any of the Company or the Commerce Subsidiaries (other than the liens created under any of the Loan Documents) under any agreement, trust deed, indenture, mortgage or other instrument to which any of the Company or the Commerce Subsidiaries is or may become a party or by which any of the Company or the Commerce Subsidiaries or any of the property of any of the Company or the Commerce Subsidiaries is or may become bound or affected, the consequences of which would reasonably be expected to have a material adverse effect on the Company and the Commerce Subsidiaries taken as a whole or would have an effect in any material respect on the enforceability of any of the Loan Documents,
(iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Company or the Commerce Subsidiaries), except where such violation or contravention would not materially adversely affect the Company and the Commerce Subsidiaries taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents, (iv) require any waivers, consents or approvals by any of the creditors of any of the Company or the Commerce Subsidiaries which have not been obtained, (v) require any consents or approvals by any shareholders of any of the Company or the Commerce Subsidiaries, or (vi) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law, except those actions which have been taken or will be taken prior to the Closing Date or where the failure to do so would not result in a material adverse effect on the Company and the Commerce Subsidiaries taken as a whole and would not have any effect in any material respect on the enforceability of the Loan Documents."

     (S)19.    AMENDMENT OF (S)5.4 OF THE AGREEMENT.  Section 5.4 of the
               ------------------------------------
Agreement is hereby amended by deleting the text "Commerce Companies" in each place in which it appears in the first and second sentences thereof and substituting in lieu thereof in each such place the text "Company and the Commerce Subsidiaries".

     (S)20.    AMENDMENT OF (S)5.6 OF THE AGREEMENT.  Section 5.6 of the
               ------------------------------------
Agreement is hereby amended by deleting the address "8080 North Central Expressway, Suite 1100, Dallas, Texas 75206," and substituting in lieu thereof. The address "300 Crescent Court, Suite 1200, Dallas, Texas 75201-7832."

     (S)21.    AMENDMENT OF (S)5.7 OF THE AGREEMENT.  Section 5.7 of the
               ------------------------------------
Agreement is hereby amended by (a) deleting the date "June 30, 1996" in subparagraph (a) thereof and substituting in lieu thereof the date "December 31, 1996", and (b) deleting the date "September 30, 1996" in subparagraph (b) thereof and substituting in lieu thereof the date "September 30, 1997".

     (S)22.    AMENDMENT OF (S)5.9 OF THE AGREEMENT.  Section 5.9 of the
               ------------------------------------
Agreement is hereby amended by deleting the text "Commerce Companies" in the second sentence thereof and substituting in lieu thereof the following text:
"Company or the Commerce Subsidiaries".

     (S)23.    AMENDMENT OF (S)5.11 OF THE AGREEMENT.  Section 5.11 of the
               -------------------------------------
Agreement is hereby amended by deleting the text "damages in excess of $1,500,000 or which would otherwise" in the eighth line thereof and substituting in lieu thereof the text "damages in an amount which would".

     (S)24.    AMENDMENT OF (S)5.13 OF THE AGREEMENT.  Section 5.13 of the
               -------------------------------------
Agreement is hereby amended by deleting the text "in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries" in the fifteenth and sixteenth lines thereof and substituting in lieu thereof the text "which would reasonably be expected materially adversely to effect the operations or the financial condition of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them or to result in any material liability for which adequate reserves are not maintained on the consolidated balance sheet of the Company and its Subsidiaries".

     (S)25.    AMENDMENT OF (S)5.14 OF THE AGREEMENT.  Section 5.14 of the
               -------------------------------------
Agreement is hereby amended by deleting the text "Commerce Companies" in each place in which it appears therein and substituting in lieu thereof in each such place the text "Company and the Commerce Subsidiaries".

     (S)26.    AMENDMENT OF (S)5.15 OF THE AGREEMENT.  Section 5.15 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)5.15 is hereby substituted in lieu thereof:

               "(S)5.15.  EMPLOYEE BENEFIT PLANS.
                          -------- ------- -----

               (a)  IN GENERAL.  Each Employee Benefit Plan and each Guaranteed
                    -- -------
Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by (S)412 of ERISA.

               (b)  TERMINABILITY OF WELFARE PLANS.  No Employee Benefit Plan
                    ------------- -- ------- -----
which is an employee welfare benefit plan within the meaning of (S)3(1) or
(S)3(2)(B) of ERISA provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or applicable state insurance laws. Subject to applicable legal requirements, the Company or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company or such ERISA Affiliate without liability to any Person other than for claims arising prior to termination.

               (c)  GUARANTEED PENSION PLANS.  Each contribution required to be
                    ---------- ------- -----
made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (S)302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment of a Guaranteed Pension Plan pursuant to (S)307 of ERISA or
(S)401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of (S)4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, except as otherwise permitted by (S)9.9(e).

               (d)  MULTIEMPLOYER PLANS.  Neither the Company nor any ERISA
                    ------------- -----
Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (S)4201 of ERISA or as a result of a sale of assets described in (S)4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of (S)4241 or (S)4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under (S)4041A of ERISA."

     (S)27.    AMENDMENT OF (S)5.16 OF THE AGREEMENT.  Section 5.16 of the
               -------------------------------------
Agreement is hereby amended by deleting the text "Commerce Companies" in the second line thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries".

     (S)28.    AMENDMENT OF (S)5.17 OF THE AGREEMENT.  Section 5.17 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "Commerce Companies" in each place it occurs in the first sentence thereof and substituting in lieu thereof in each such place the text "Company or the Commerce Subsidiaries".

               (b) deleting the text "Commerce Companies (other than Non-Guarantor Subsidiaries)" in the penultimate and final lines thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries".

     (S)29.    AMENDMENT OF (S)5.18 OF THE AGREEMENT.  Section 5.18 of the
               -------------------------------------
Agreement is hereby deleted in its entirety and the following new (S)5.18 is hereby substituted in lieu thereof:

               "(S)5.18.  HOLDING COMPANY AND INVESTMENT COMPANY ACTS.  None of
                          -------------------------------------------
     the Commerce Companies is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended."

     (S)30.    AMENDMENT OF (S)5.20 OF THE AGREEMENT.  Section 5.20 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "Commerce Companies" in the first sentence thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries".

               (b) deleting the text "Commerce Companies" in the second sentence thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

     (S)31.    AMENDMENT OF (S)5.22 OF THE AGREEMENT.  Section 5.22 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)5.22 is hereby substituted in lieu thereof:

                    "(S)5.22.  ENVIRONMENTAL COMPLIANCE.
                               ------------------------

               (a) To the best of the Company's knowledge, none of the Company or the Commerce Subsidiaries, nor any of their operations, is in violation or alleged violation of any Environmental Governmental Rule, except where the failure so to comply would not have a material adverse effect on the business, assets or financial condition of the Company and the Commerce Subsidiaries taken as a whole;

               (b) none of the Company or the Commerce Subsidiaries has received notice from any third party that (i) it has been identified as a Potentially Responsible Party, (ii) that any Hazardous Substances which any of them has generated, transported or disposed of has been found at any site at which any third party has conducted or ordered any of the Company or the Commerce Subsidiaries to conduct a remedial investigation, action or response action pursuant to any Environmental Law, or (iii) that it is or shall be named party to any Proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) to the Company's knowledge, (i) no portion of the Real Estate has been used by any of the Company or the Commerce Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and (ii) in the course of any activities conducted by the Company or the Commerce Subsidiaries, no Hazardous Substances have been generated on the Real Estate or are being used except in accordance with applicable Environmental Laws; and

               (d) none of the Company or the Commerce Subsidiaries, or, to the Company's knowledge, any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby."

     (S)32.    AMENDMENT OF (S)5.23 OF THE AGREEMENT.  Section 5.23 of the
               -------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "Commerce Companies" in the first line thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries".

               (b) adding the text "or are" in subparagraph (a) thereof after the word "is" and before the word "solvent".

               (c) adding the text "or have" in subparagraph (b) thereof after the word "has" and before the text "assets having a fair salable value in excess of ...".

               (d) deleting subparagraph (c) thereof in its entirety and substituting in lieu thereof the text "(c) has or have access to adequate capital for the conduct of its or their business and the ability to pay its or their debts from time to time incurred in connection therewith as such debts mature in the reasonably foreseeable future."

     (S)33.    AMENDMENT OF (S)8.4(d) OF THE AGREEMENT.  Section 8.4(d) of the
               ---------------------------------------
Agreement is hereby amended by deleting the text "which is in excess of $1,500,000" or from the tenth line thereof.

     (S)34.    AMENDMENT OF (S)8.5 OF THE AGREEMENT.  Section 8.5 of the
               ------------------------------------
Agreement is hereby amended by:

               (a) deleting from subparagraph (a) thereof the text "in excess of $1,500,000," from the sixth and seventh lines thereof and inserting in lieu thereof the text "in an amount which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole."

               (b) deleting from subparagraph (b)(i) thereof the text "Commerce Companies" and substituting in lieu thereof the text "Company or the Commerce Subsidiaries."

               (c) deleting from subparagraph (b)(ii) thereof the text "Commerce Companies" and substituting in lieu thereof the text "Company and the Commerce Subsidiaries."

     (S)35.    AMENDMENT OF (S)8.7 OF THE AGREEMENT.  Section 8.7 of the
               ------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)8.7 is hereby substituted in lieu thereof:

               "(S)8.7.  BOOKS AND RECORDS.  The Company will, and will cause
                         ----- --- -------
each of the Commerce Subsidiaries to, (a) keep true and accurate records and books of account in which full, true and correct entries, together with all financial statements provided for herein, shall, to the extent generally accepted accounting principles are applicable thereto, be made in accordance with generally accepted accounting principles consistently applied, and (b) at all times have engaged a firm of nationally recognized independent certified public accountants as its accountants, with no more than thirty (30) days elapsing between the termination of any such accountants as the Company's accountants and the engagement of successor accountants (from a firm of nationally recognized certified public accountants)."

     (S)36.    AMENDMENT OF (S)8.10 OF THE AGREEMENT.  Section 8.10 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)8.10 is hereby substituted in lieu of:

               "(S)8.10.  CONDUCT OF BUSINESS.  The Company will, and will cause
                          -------------------
     each of the Commerce Subsidiaries to, continue to engage in the businesses engaged in by the Company or, as the case may be, such Commerce Subsidiary, on the Closing Date (except in the case of dispositions permitted under (S)9.9)."

     (S)37.    AMENDMENT OF (S)8.12(a) OF THE AGREEMENT.  Section 8.12(a) of the
               ----------------------------------------
Agreement is hereby amended by inserting, after the text "the same by, their respective officers" and before the text "at such reasonable times and intervals as the Banks may designate." In the ninth and tenth lines thereof, the following text: "and by the Company's independent certified public accountants (provided
                                                                       --------
that all such discussions with the Company's independent certified public accountants shall be made upon notice to and with the consent of the Company, which consent shall not be unreasonably withheld),".

     (S)38.    AMENDMENT OF (S)8.14 OF THE AGREEMENT.  Section 8.14 of the
               -------------------------------------
Agreement is hereby amended by deleting the address "8080 North Central Expressway, Suite 1100, Dallas, Texas 75206" and substituting in lieu thereof the address "300 Crescent Court, Suite 1200, Dallas, Texas 75201-7832".

     (S)39.    AMENDMENT OF (S)8.16 OF THE AGREEMENT.  Section 8.16 of the
               --------------------------------------
Agreement is amended by:

               (a) deleting from subparagraph (a) thereof (i) the text of "any Commerce Company" from the first line thereof and substituting in lieu thereof the text "any Commerce Subsidiary"; (ii) the text "the other Commerce Companies" from the fifth line thereof and substituting in lieu thereof the text "the Commerce Subsidiaries"; and (iii) the text "of the Commerce Companies" from the eighth and ninth lines thereof and substituting in lieu thereof the text "of the Company and the Commerce Subsidiaries".

               (b) deleting from subparagraph (b) thereof (i) the text "other Commerce Companies" in the second line thereof and substituting in lieu thereof the text "Commerce Subsidiaries"; (ii) the text "Company and its Subsidiaries" from the sixth, twelfth and final lines thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries"; (iii) the text "such Commerce Company" from the ninth line thereof and substituting in lieu thereof the text "the Company or such Commerce Subsidiary"; (iv) deleting the text "any Commerce Company" from the sixteenth and seventeenth lines thereof and substituting in lieu thereof the text "the Company or any Commerce Subsidiary"; (v) deleting the text "such Commerce Subsidiary" from the eighteenth line thereof and substituting in lieu thereof the text "the Company or such Commerce Subsidiary";
(vi) deleting the text "shall prevent any of the Commerce Companies" from the twenty-second line thereof and substituting in lieu thereof the text "shall prevent any of the Company or the Commerce Subsidiaries""; and (vii) deleting the text "judgment of such Commerce Company" from the twenty-fourth line thereof and substituting in lieu thereof the text "judgment of the Company or such Commerce Subsidiary".

     (S)40.    AMENDMENT OF (S)9.1 OF THE AGREEMENT.  Section 9.1 of the
               ------------------------------------
Agreement is hereby amended by:

               (a) deleting subsection (b) thereof in its entirety and substituting in lieu thereof the following new subsection (b):

                    "(b) Indebtedness in respect of operating leases and capitalized leases;".

               (b) deleting from subsection (m) thereof (i) the text "(S)9.5(a)(i)(B)" and substituting in lieu thereof the text "(S)9.5(a)(i)"; and
(ii) the text "and" at the end thereof.

               (c) (i) deleting the text "not to exceed $20,000,000" in subsection (n) thereof and substituting in lieu thereof the following text: "not to exceed, when combined with sales permitted by (S)9.7(b) and (S)9.7(d)(ii), twenty percent (20%) of Total Revenues"; and (ii) deleting the period (".") at the end thereof and substituting in lieu thereof the text "; and".

               (d) inserting, at the end thereof, a new subsection (o) with the following text:

                    "(o) Indebtedness to one or more of the Banks in an aggregate amount not to exceed $10,000,000 in respect of one or more letters of credit issued for the account of the Company or any of the Commerce Subsidiaries."

     (S)41.    AMENDMENT OF (S)9.5 OF THE AGREEMENT.  Section 9.5 of the
               ------------------------------------
Agreement is hereby amended by:

               (a) deleting the text "or which is a permitted capital expenditure pursuant to (S)9.8)" in the third and fourth lines of (S)9.5(a) and substituting in lieu thereof the text "or which is a capital expenditure)".

               (b) deleting (S)9.5(a)(i) in its entirety and substituting in lieu thereof the following text:

                    "(i)  subject to the requirements of clause (b) hereof, the
               Company may effect friendly acquisitions if the total consideration for all such acquisitions, including the sum of the cash, stock (as valued for the purposes of such acquisitions) and other consideration comprising the deferred (whether represented by promissory notes or otherwise) does not exceed, in the aggregate for all such acquisitions made, (A) as long as the sum of Cash and Cash Equivalents plus Marketable Securities held by
                                            ----
               the Company equals or exceeds $150,000,000, an amount equal to fifty percent (50%) of the sum of Cash and Cash Equivalents plus
                                                                           ----
               Marketable Securities held by the Company, and (B) in the event that the sum of Cash and Cash Equivalents plus Marketable
                                                         ----
               Securities held by the Company is less than $150,000,000, $75,000,000, in each case plus such additional amounts to which the Agent and the Banks may
               ----
               from time to time agree; provided, however, that in the event
                                        --------  -------
               that the sum of Cash and Cash Equivalents plus Marketable
                                                         ----
               Securities is less than $150,000,000, the amount of cash or other deferred (whether represented by promissory notes or otherwise) portion of the purchase price shall not exceed, in the aggregate, for all such acquisitions made, $25,000,000."

                    (c) deleting the text "No later than five (5) Business Days" in the tenth line of (S)9.5(b) and substituting in lieu thereof the text "No later than fifteen (15) Business Days".

                    (d) deleting the text "To the extent that any such acquisition alters the accuracy or completeness of any of" in the twenty-fourth and twenty-fifth lines of (S)9.5(b) and substituting in lieu thereof the text "To the extent that any such acquisition alters in any material respect the accuracy or completeness of any of".

     (S)42.    AMENDMENT OF (S)9.6 OF THE AGREEMENT.  Section 9.6 of the
               ------------------------------------
Agreement is hereby deleted in its entirety and the following text is hereby substituted in lieu thereof: "(S)9.6. Intentionally omitted."

     (S)43.    AMENDMENT OF (S)9.7 OF THE AGREEMENT.  Section 9.7 of the
               ------------------------------------
Agreement is hereby amended by deleting subsections (b) - (f) in their entirety and substituting in lieu thereof the following text:

               "(b) Sales or other dispositions of Subsidiaries, divisions or product lines, provided that no Default or Event of Default shall have
                    --------
     occurred and be continuing or would occur after giving effect thereto, and provided further that the aggregate annual revenues attributable to any
     -------- -------
     such Subsidiary, division or line (measured by the twelve full consecutive calendar months most recently past as of the date of any such disposition) disposed of shall not, when combined with other dispositions pursuant to
     (S)9.7(d), exceed twenty percent (20%) of Total Revenues for such immediately preceding twelve (12 months);

               (c) Sales or other dispositions of Investments which are Permitted Investments;

               (d) (i) Sales of Commerce Accounts Receivable pursuant to the Commerce Accounts Receivable Agreements and (ii) sales or other dispositions of assets by any of the Commerce Companies which sales under these clauses (d)(i) and (d)(ii), in the aggregate when combined with sales or other dispositions of Subsidiaries, divisions or product lines permitted by (S)9.7(b), do not exceed twenty percent (20%) of Total Revenues; and

               (e) Sales or other dispositions of assets by the Company to any of the Commerce Subsidiaries or by any of the Commerce Subsidiaries to the Company or any other Commerce Subsidiary."

     (S)44.    AMENDMENT OF (S)9.9 OF THE AGREEMENT.  Section 9.9 of the
               ------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)9.9 is hereby substituted in lieu thereof:

               "(S)9.9.  EMPLOYEE BENEFIT PLANS.  Neither the Company nor any
                         -------- ------- -----
ERISA Affiliate will:

               (a)  engage in any "prohibited transaction" within the meaning of
(S)406 of ERISA or (S)4975 of the Code which could result in a material liability for the Commerce Companies, which is not covered by a prohibited transaction exemption granted by the Department of Labor; or

               (b) (i) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency" (as such term is defined in (S)302 of ERISA), in an amount which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, whether or not such deficiency is or may be waived; or (ii) in the case of any Person acquired pursuant to the terms hereof, with a Guaranteed Pension Plan subject to an "accumulated funding deficiency" in an amount which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole, permit such "accumulated funding deficiency" to exist for a period of more than twelve months from the date of such acquisition, provided, that the
                                                           --------
Company shall, in any such case, deliver to the Agent (A) a certificate evidencing the amount of such "accumulated funding deficiency", (B) evidence satisfactory to the Agent that, on a pro-forma basis, the Company will continue to be in compliance with each of the covenants set forth in (S)10 hereof after such acquisition and that no Default or Event of Default shall occur after giving effect to such acquisition, and (C) evidence satisfactory to the Agent that such "accumulated funding deficiency" could be cured through merger with another Guaranteed Pension Plan or otherwise; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition, pursuant to (S)302(f) or (S)4068 of ERISA, of a lien or encumbrance on the assets of the Company in an amount which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

               (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to (S)307 of ERISA or (S)401(a)(29) of the Code in an amount which would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole; or

               (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of (S)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by a material amount, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, provided, that if merger of the affected Guaranteed Pension Plan
             --------
would be permitted under (S)414(l) of ERISA and would, if consummated, result in such Guaranteed Pension Plan's aggregate assets equaling or exceeding in value such Guaranteed Pension Plan's benefit liabilities, such Guaranteed Pension Plan's benefit liabilities may exceed in value its aggregate assets for a period not to exceed twelve months.

     The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service and, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (S)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (S)(S)302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under (S)(S)4041A, 4202, 4219, 4242, or 4245 of ERISA."

     (S)45.    AMENDMENT OF (S)9.12 OF THE AGREEMENT.  Section 9.12 of the
               --------------------------------------
Agreement is hereby amended by deleting the text "its Subsidiaries" in the second line thereof and substituting in lieu thereof the text "the Commerce Subsidiaries".

     (S)46.    AMENDMENT OF (S)9.13 OF THE AGREEMENT.  Section 9.13 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)9.13 is hereby substituted in lieu thereof:

               "(S)9.13.  DISTRIBUTIONS.  The Company will not, and will not
                          -------------
permit any of its Subsidiaries to, make any Distributions, other than Distributions by any Commerce Subsidiary to the Company or by any Subsidiary of a Commerce Subsidiary to such Commerce Subsidiary; provided, however, that, so
                                                   -------- --------
long as no Default or Event of Default has occurred and is continuing or would occur as a result thereof (a) the Company may repurchase shares of its own issued and outstanding capital stock; (b) the Company may redeem Rights in accordance with the provisions of the Rights Agreement; and (c) the Company may make Distributions in respect of its capital stock in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Company."

     (S)47.    AMENDMENT OF (S)10.1 OF THE AGREEMENT.  Section 10.1 of the
               -------------------------------------
Agreement is hereby deleted in its entirety and the following new (S)10.1 is substituted in lieu thereof:

               "(S)10.1.      PROFITABILITY.  The Company shall not cause or
                              -------------
permit (a) Consolidated Earnings Before Interest and Taxes for any fiscal quarter of the Company to be less than $1.00 or (b) Consolidated Net Income for any two consecutive fiscal quarters of the Company to be less than $1.00."

     (S)48.    AMENDMENT OF (S)10.2 OF THE AGREEMENT.  Section 10.2 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)10.2 is hereby substituted in lieu thereof:

               "(S)10.2.  EBIT TO INTEREST CHARGES.  The Company shall not cause
                          ------------------------
or permit the ratio of Consolidated Earnings Before Interest and Taxes to Interest Charges for any fiscal quarter of the Company to be less than 3.0:1.0."

     (S)49.    AMENDMENT OF (S)10.3 OF THE AGREEMENT.  Section 10.3 of the
               -------------------------------------
Agreement is hereby deleted in its entirety and the following new (S)10.3 is hereby substituted in lieu thereof:

               "(S)10.3.  CURRENT RATIO.  The Company shall not cause or
                          -------------
permit the ratio of Consolidated Current Assets to the sum of Consolidated Current Liabilities plus Loans outstanding at the end of any fiscal quarter of
                    ----
the Company to be less than 1.5:1.0".

     (S)50.    AMENDMENT OF (S)10.4 OF THE AGREEMENT.  Section 10.4 of the
               -------------------------------------
Agreement is hereby substituted in lieu thereof:

               "(S)10.4.  INTENTIONALLY OMITTED."

     (S)51.    AMENDMENT OF (S)10.5 OF THE AGREEMENT.  Section 10.5 of the
               -------------------------------------
Agreement is hereby deleted in its entirety and the following text is hereby substituted in lieu thereof:

               "(S)10.5.  INTENTIONALLY OMITTED."

     (S)52.    AMENDMENT OF (S)10.6 OF THE AGREEMENT.  Section 10.6 of the
               -------------------------------------
Agreement is hereby deleted in its entirety, and the following new (S)10.6 is hereby substituted in lieu thereof:

               "(S)10.6.  TOTAL DEBT TO CONSOLIDATED EARNINGS BEFORE INTEREST,
                          ----------------------------------------------------
TAXES, DEPRECIATION AND AMORTIZATION.  The Company shall not permit the ratio of
------------------------------------
Total Debt as of the end of any fiscal quarter to Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization for the four consecutive fiscal quarter period ending on such fiscal quarter to be greater than 1.0:1.0."

     (S)53.    AMENDMENT OF (S)11 OF THE AGREEMENT.  Section 11 of the Agreement
               -----------------------------------
is hereby amended by:

               (a) deleting the text "Commerce Companies" from subparagraph (c) and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

               (b) deleting the text "Commerce Companies" from subparagraph (d) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

               (c) deleting the text "Commerce Companies" from subparagraph (e) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

               (d)  (i) deleting the dollar amount "$1,000,000" in subsection
     (f) thereof and substituting in lieu thereof the dollar amount "$5,000,000"; and (ii) deleting the text "evidencing or securing borrowed money" in the sixth line thereof and substituting in lieu thereof the text "evidencing or securing obligations for borrowed money or in respect of capitalized leases, which obligations exceed $5,000,000 in the aggregate,".

               (e) deleting the text "any of the Company or its Subsidiaries" from each place it appears in subparagraph (g) thereof and substituting in lieu thereof in each such place the text "any of the Company, the Commerce Subsidiaries or the Material Foreign Subsidiaries".

               (f) deleting subparagraph (h) thereof in its entirety and substituting in lieu thereof the following new subparagraph (h):

               "(h) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Company, the Commerce Subsidiaries or the Material Foreign Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company, any Commerce Subsidiary or any Material Foreign Subsidiary in an involuntary case under Federal bankruptcy laws as now or hereafter constituted; ".

               (g) deleting the text "exceeds in the aggregate $1,000,000;" in subsection (i) thereof and substituting in lieu thereof the following text:
     "equals or exceeds an amount which could reasonably be expected materially adversely to affect the transactions contemplated hereby or the operations or the financial condition of the Company and its Subsidiaries, taken as a whole, or materially to impair the right of the Company and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them;".

               (h) deleting the text "Commerce Companies" from subparagraph (j) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

               (i) deleting the text "Commerce Companies" in subparagraph (l) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries".

               (j)(i) deleting the text "Commerce Companies" from the first line of subparagraph (m) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries", (ii) deleting the text "Commerce Companies" from the sixth line thereof and substituting in lieu thereof the text "Company and the Commerce Subsidiaries"; and (iii) deleting the text "at any facility of any of the Company or its Subsidiaries and which has a material adverse effect or the business or financial condition of the Commerce Companies taken as a whole" and substituting in lieu thereof the text "at any facility of any of the Company or the Commerce Subsidiaries and which has a material adverse effect on the business or financial condition of the Company and the Commerce Subsidiaries taken as a whole;".

               (k)(i)  deleting the text "Commerce Companies" from subparagraph
     (n) thereof and substituting in lieu thereof the text "Company or the Commerce Subsidiaries"; and (ii) deleting the text "such Commerce Company" and substituting in lieu thereof the text "the Company or such Commerce Subsidiary".

               (l) deleting subparagraph (o) in its entirety and substituting in lieu thereof the following new subparagraph (o):

                    "(o)  any of the Company or the Commerce Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened in writing (with the basis for such threatened action specified therein) against any of the Company or the Commerce Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Company or such Commerce Subsidiary having a fair market value in excess of an amount which could reasonably be expected materially adversely to affect the transactions contemplated hereby or the operations or the financial condition of the Company and the Commerce Subsidiaries, taken as a whole, or materially to impact the right of the Company and the Commerce Subsidiaries considered as a whole, to carry on business substantially as now conducted by them;".

                    (m) deleting from subparagraph q(ii) thereof the dollar amount "$1,000,000" and substituting in lieu thereof the dollar amount "$5,000,000;"

     (S)54.    AMENDMENT OF (S)14 OF THE AGREEMENT.  Section 14 of the Agreement
               -----------------------------------
is hereby amended by: (a) deleting the text "or filing fees payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income)" in the fifth and sixth lines thereof and substituting in lieu thereof the following text: "or filing fees payable by the Agent, any of its Affiliates, or any of the Banks (other than taxes based upon the Agent's, such Affiliate's or any Bank's net income)"; and (b) inserting the text ", syndication" in the eleventh line thereof after the words "preparation, administration" and before the words "or interpretation of this Agreement".

     (S)55.    AMENDMENT OF (S)18(a) OF THE AGREEMENT.  Section 18(a) of the
               --------------------------------------
Agreement is hereby amended by (a) deleting the address "8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: George Ellis" and substituting in lieu thereof the following new address: "300 Crescent Court, Suite 1200, Dallas, Texas 75201-7832, Attention: Steven P. Shiflet"; and (b) deleting the remaining reference to "Steve Shiflet" in subparagraph (a) thereof and substituting in lieu thereof the name "Steven P.Shiflet".

     (S)56.    AMENDMENT OF (S)23 OF THE AGREEMENT.  Section 23 of the Agreement
               -----------------------------------
is hereby amended by (a) deleting the text "Conversion Date" in the twenty-first line thereof and (b) deleting the text "9.8" in the twenty-fourth line thereof and substituting in lieu thereof the text "9.13".

     (S)57.    AMENDMENT OF SCHEDULES 1.1, 1.4, 1.5, 5.2, 5.6, 5.9, 5.11, 5.13
               ---------------------------------------------------------------
AND 5.20 TO THE AGREEMENT AND EXHIBIT D TO THE AGREEMENT.  Schedules 1.1, 1.4,
--------------------------------------------------------   -------------- ----
1.5, 5.2, 5.6, 5.9, 5.11, 5.13 and 5.20 to the Agreement and Exhibit D to the
---------------------------------------                      ---------
Agreement are hereby deleted in their entirety, and Schedules 1.1, 1.4, 1.5,
                                                    ------------------------
5.2, 5.6, 5.9, 5.11, 5.13 and 5.20 and Exhibit D attached hereto are
----------------------------------     ---------
respectively hereby substituted in lieu thereof. The substitution of additional schedules in connection with this Amendment shall be deemed to satisfy the Company's obligations under the waiver letter dated as of May 5, 1997 among the Company, the Agent, the Banks and the Commerce Subsidiaries which were signatories thereto to provide updated versions of Schedules 5.2, 5.6, 5.11,
                                                   -------------------------
5.13 and 5.20 to the Agreement.
--------------

     (S)58.    AGREEMENT REGARDING NEW GUARANTORS.  Each of the Company, the
               ----------------------------------
Commerce Subsidiaries, the Agent and the Banks hereby acknowledges and agrees that, pursuant to the Amendment to Guaranty dated as of May 30, 1997 among Sterling Commerce (U.S.), Inc. ("Sterling Commerce (U.S.)"), Sterling Commerce (Eastern), Inc. ("Eastern") and Sterling Commerce (U.S.), L.P. (Sterling

Commerce, L.P."), and together with Sterling Commerce (U.S.) and Eastern, the ("New Commerce Subsidiaries"), the Company, the Commerce Subsidiaries originally party to the Guaranty and the Agent, each of the New Commerce Subsidiaries is a guarantor under the Guaranty and a Commerce Subsidiary, as defined in and for all purposes of the Agreement and the other Loan Documents.

     (S)59.    CONDITIONS TO EFFECTIVENESS.  This Amendment shall be deemed to
               ---------------------------
be effective as of June 2, 1997 (the "Effective Date") upon the Agent's receipt on or before June 30, 1997, of each of the following, in form and substance satisfactory to the Agent and the Banks:

               (a) facsimile copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of this Amendment, duly executed by each of the Company, the Commerce Subsidiaries, the Agent and the Banks;

               (b) authorizing resolutions and incumbency certificates for each of the Company and the Commerce Subsidiaries, authorizing such entity's execution and delivery of, and the performance of its obligations under, this Amendment, certified by the Secretary or other authorized officer of such entity;

               (c) copies of the charter documents and by-laws or partnership agreement of each of the Company and the Commerce Subsidiaries, certified by the Secretary or other authorized officer of such entity or a certificate of the Secretary or other authorized officer of each of the Company and the Commerce Subsidiaries, certifying that the copies of the charter documents and by-laws or partnership agreement of such entity previously delivered to the Agent and the Banks remain in effect and have not been modified, amended, rescinded or revoked; and (d) recent good standing certificates for each of the Company and the Commerce Subsidiaries from the jurisdiction of its incorporation.

               (d) recent good standing certificates for each of the Company and the Commerce Subsidiaries from the jurisdiction of its incorporation.

     (S)60.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT; AUTHORIZATION.  Each
               ---------------------------------------------------------
of the Company and the Commerce Subsidiaries hereby represents and warrants to each of the Agent and the Banks as follows:

               (a) Each of the representations and warranties of the Company and the Commerce Subsidiaries contained in the Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Agreement, the other Loan Documents or this Amendment was true as of the date as of which it was made, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment; and

               (b) This Amendment has been duly authorized, executed and delivered by the Company and each of the Commerce Subsidiaries, and shall be in full force and effect upon the satisfaction of the conditions set forth in (S)59 hereof, and the agreements of the Company and each of the Commerce Subsidiaries, contained herein, in the Agreement, as herein or heretofore amended, or in the other Loan Documents, as heretofore amended, respectively constitute the legal, valid and binding obligations of the Company and each of the Commerce Subsidiaries, party hereto or thereto, enforceable against the Company or such Commerce Subsidiary, in accordance with their respective terms.

     (S)61.    RATIFICATION, ETC.  Except as expressly amended hereby, the
               -----------------
Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Agreement or such other Loan Documents or in any related agreement or instrument to the Agreement or such other Loan Documents shall hereafter refer to such agreements as amended hereby, pursuant to the provisions of the Agreement.

     (S)62.    NO IMPLIED WAIVER, ETC.  Except as expressly provided herein,
               ----------------------
nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, any other obligations of the Company or any of the Commerce Subsidiaries or any right of the Agent or the Banks consequent thereon. The amendments provided herein are limited strictly to their terms. Neither the Agent nor any of the Banks shall have any obligation to issue any further amendment with respect to the subject matter hereof or any other matter.

     (S)63.    COUNTERPARTS.  This Amendment may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (S)64.    GOVERNING LAW.  THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED
               -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CHOICE OR CONFLICTS OF LAWS).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


                         BANKBOSTON, N.A.,
                              FORMERLY KNOWN AS
                              THE FIRST NATIONAL BANK
                               OF BOSTON, individually
                               and as Agent



                         By:
                            ----------------------------------------------------
                               Title:


                         BANK ONE, TEXAS, NATIONAL
                              ASSOCIATION



                         By:
                            ----------------------------------------------------
                               Title:


                         STERLING COMMERCE, INC.



                         By:   /s/ Steven P. Shiflet
                            ----------------------------------------------------
                               Steven P. Shiflet
                               Senior Vice President, CFO and Treasurer

Each of the undersigned hereby acknowledges the foregoing Amendment as of the Effective Date and agrees that its obligations under the Guaranty will extend to the Agreement, as so amended, and the other Loan Documents, as so amended.


                         STERLING COMMERCE
                             (NORTHERN AMERICA), INC.



                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer


                         STERLING COMMERCE
                             (AMERICA), INC.



                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer


                         STERLING COMMERCE
                             INTERNATIONAL, INC.



                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer


                         STERLING COMMERCE (MID AMERICA),
                             INC.



                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer

                         STERLING COMMERCE (U.S.), INC.


                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer


                         STERLING COMMERCE (EASTERN), INC.


                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer


                         STERLING COMMERCE (U.S.), L.P.,
                         BY:  STERLING COMMERCE (U.S.), INC.,
                              ITS GENERAL PARTNER



                         By:   /s/ DAVID A. MYERS
                            ----------------------------------------------------
                               David A. Myers
                               Assistant Treasurer